UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date Earliest Event Reported): May 7, 2024
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SHAPEWAYS HOLDINGS, INC.
(Exact name of registrant as specified in its charter)
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Delaware (State or other jurisdiction of incorporation or organization)	001-39092 (Commission File Number)	87-2876494 (I.R.S. Employer Identification Number)

12163 Globe St. Livonia, MI		48150
(Address of principal executive offices)		(Zip Code)

(734) 422-6060
(Registrant's telephone number, including area code)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol	Name of each exchange on which registered
Common stock, par value $0.0001	SHPW	The NASDAQ Stock Market LLC
Warrants to purchase Common Stock	SHPWW	The NASDAQ Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Exchange Act.
Emerging growth company    ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01 Other Events

As previously disclosed, Shapeways Holdings, Inc. (the “Company”) has been working with advisors while considering strategic alternatives, and is actively taking steps to sell a material portion of the Company’s assets. In the course of market checks conducted by the Company’s advisors and preliminary discussions with potential purchasers, the Company has received indications of interest to acquire either its manufacturing business or software business, but not both together.

Based on that feedback, the Shapeways Board of Directors formed an independent Special Committee to oversee the divestment or liquidation of the software business. The Special Committee engaged outside advisors and pursued a competitive process to sell those assets, which resulted in the Company accepting a management-led proposal to purchase the software business.

As a result of that process, on May 7, 2024, the Company issued a press release announcing it had entered into an asset purchase agreement in connection with the sale of its software business to OTTO dms, Inc., an entity wholly-owned by Greg Kress and Greg Rothman, which is expected to close on or around May 20, 2024, subject to customary closing conditions. Mr. Kress is the Company’s chief executive officer, and Mr. Rothman is the executive of the Company’s software business unit. The transaction is limited to the sale of the Company’s OTTO and MFG assets, and does not affect its proprietary, internal-use software, “InShape,” which enables the Company to fully digitize the end-to-end manufacturing workflow and is used by its internal manufacturing locations and external supply chain partners.

Following the closing of the transaction, Mr. Kress will remain the full-time chief executive officer of Shapeways Holdings, Inc. and Mr. Rothman is expected to lead the newly independent, privately-held software business after the transaction closes. The transaction was approved by the Special Committee, Audit Committee, and Board of Directors.

The press release announcing the transaction is attached as Exhibit 99.1 hereto and is incorporated by reference herein.

The Company is continuing to pursue strategic alternatives for the core manufacturing business, and is engaged in ongoing discussions with potential acquirers. There can be no assurance that any of these discussions will result in any transaction.

Item 9.01 - Financial Statements and Exhibits
(d) Exhibits

Exhibit No.	Description
99.1	Press release issued by Shapeways Holdings, Inc. dated May 7, 2024
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Shapeways Holdings, Inc.

Dated: May 7, 2024	By:	/s/ Alberto Recchi
	Name:	Alberto Recchi
	Title:	Chief Financial Officer